Exhibit 99.2

Megatran Industries, Subsidiaries and Affiliate

Combined Balance Sheets

June 30, 2024 and 2024

	2024	2023
ASSETS
Current assets:
Cash	$2,545,453	$1,635,144
Accounts receivable, net of allowance for credit losses of $37,000 and $6,554 in 2024 and 2023, respectively	20,036,139	18,860,927
Inventories, net	21,206,800	19,605,842
Prepaid expenses and other current assets	1,457,162	1,033,586
Total current assets	45,245,554	41,135,499

Property, plant and equipment, net	4,685,523	3,794,944
Investment in joint venture	1,979,421	1,921,318
Goodwill, net	159,395	180,725
Advances to stockholders	6,000	6,000
Investment in insurance captive	36,000	36,000
	$52,111,893	$47,074,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$3,000,000	$2,000,000
Current portion of long-term debt	-	34,425
Accounts payable	2,903,862	2,845,775
Accrued expenses	1,892,514	2,627,183
Retirement plan payable	120,000	118,333
Accrued distributions	975,288	1,605,726
Deferred revenue	4,217,048	5,124,508
Total current liabilities	13,108,712	14,355,950

Stockholders' equity:
Common stock, no par value, 500,000 shares authorized, 226,790 issued and outstanding	45,358	45,358
Retained earnings	39,286,016	33,004,968
Accumulated other comprehensive loss	(334,151)	(337,748)
	38,997,223	32,712,578
Equity in NWL International Sales Inc.	5,958	5,958
Total stockholders' equity	39,003,181	32,718,536
	$52,111,893	$47,074,486

See accompanying notes to combined financial statements.

Megatran Industries, Subsidiaries and Affiliate

Combined Statements of Operations and Comprehensive Income

For the Six Months Ended June 30, 2024 and 2023

	2024	%	2023	%
Net sales	$38,304,328	100.0%	$35,802,393	100.0%

Cost of goods sold (Schedule I)	26,998,594	70.5	27,825,793	77.7

Gross profit	11,305,734	29.5	7,976,600	22.3

Selling, general and administrative expenses (Schedule II)	6,341,373	16.6	4,984,763	13.9

Income from operations	4,964,361	12.9	2,991,837	8.4

Other, net (Schedule III)	(48,430)	(0.1)	86,543	0.2

Net income	4,915,931	12.8	3,078,380	8.6

Other comprehensive income (loss): Foreign currency translation adjustment	43,471	0.1	(9,123)	-

Comprehensive income	$4,959,402	12.9%	$3,069,257	8.6%

See accompanying notes to combined financial statements.

Megatran Industries, Subsidiaries and Affiliate

Combined Statements of Changes in Stockholders' Equity

For the Six Months Ended June 30, 2024 and 2023

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Loss	Equity in NWL International Sales Inc.	Total

Balance, January 1, 2023	$45,358	$30,513,588	$(328,625)	$5,958	$30,236,279

Net income	-	2,491,380	-	587,000	3,078,380

Distributions to stockholders	-	-	-	(587,000)	(587,000)

Foreign currency translation adjustment	-	-	(9,123)	-	(9,123)

Balance, June 30, 2023	$45,358	$33,004,968	$(337,748)	$5,958	$32,718,536

Balance, January 1, 2024	$45,358	$36,345,083	$(377,622)	$5,958	$36,018,777

Net income	-	4,265,931	-	650,000	4,915,931

Distributions to stockholders	-	(1,324,998)	-	(650,000)	(1,974,998)

Foreign currency translation adjustment	-	-	43,471	-	43,471

Balance, June 30, 2024	$45,358	$39,286,016	$(334,151)	$5,958	$39,003,181

See accompanying notes to combined financial statements.

Megatran Industries, Subsidiaries and Affiliate

Combined Statements of Cash Flows

For the Six Months Ended June 30, 2024 and 2023

	2024	2023
Cash flows from operating activities:
Net income	$4,915,931	$3,078,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	223,290	209,277
Amortization	10,665	10,665
(Increase) decrease in assets:
Accounts receivable	1,346,904	(1,935,102)
Inventories	(2,600,660)	(2,104,915)
Prepaid expenses and other current assets	(214,911)	372,972
Increase (decrease) in liabilities:
Accounts payable	881,989	832,240
Accrued expenses	(1,369,209)	497,968
Retirement plan payable	(80)	(131,667)
Deferred revenue	4,386	(463,185)
Net cash provided by operating activities	3,198,305	366,633

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,036,359)	(406,503)
Dividend received from investment in joint venture	139,191	138,263
Net cash used in investing activities	(897,168)	(268,240)

Cash flows from financing activities:
Borrowings (repayments) on line of credit	1,000,000	(500,000)
Repayments of long-term debt	-	(33,118)
Distributions to stockholders	(2,600,001)	(614,749)
Net cash used in financing activities	(1,600,001)	(1,147,867)
Foreign exchange impact on cash and cash equivalents	43,471	(9,123)

Net increase (decrease) in cash	744,607	(1,058,597)
Cash, beginning of period	1,800,846	2,693,741
Cash, end of period	$2,545,453	$1,635,144

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$90,488	$76,884

Supplemental disclosure of noncash investing and financing activities:
Change in accrued shareholder distributions	$(625,003)	$(27,749)

See accompanying notes to combined financial statements.

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
June 30, 2024 and 2023

(1)	Nature of Operations

Megatran Industries, Subsidiaries and Affiliate (the Company) includes Megatran Industries (Megatran), a holding company which owns 100% of the common stock of NWL, Inc. (NWL) Hunter Industries, Inc. (Hunter) and BUED (NWL Europe). NWL is a manufacturer of power supplies and transformers for sale to a variety of industries in the United States and internationally. Hunter holds real estate which is leased to NWL. The Company has manufacturing facilities in Bordentown and Florence, New Jersey. NWL Europe is a manufacturer of transformers for sale to a variety of industries in Europe.

In January 2016, NWL International Sales Inc. (NWLIS) was incorporated. NWLIS is an Interest Charge Domestic International Sales Corporation (IC-DISC) that transacts certain international sales on behalf of NWL and receives commissions from NWL. The financial statements of the Company and NWLIS are combined because they are commonly-owned and controlled. The combined financial statements include the accounts of NWLIS despite Megatran having no direct ownership in NWLIS. The carrying amount of the assets included in the Company's combined balance sheets for NWLIS is

$5,958 for June 30, 2024 and 2023.

(2)	Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of Megatran, NWL, Hunter, NWLIS and NWL Europe. All significant intercompany transactions and balances have been eliminated in combination.

Accounts Receivable and Allowance for Credit Losses

Trade accounts receivable are stated at the amount the Company expects to collect. The Company maintains allowances for credit losses for estimated losses resulting from the inability of its customers to make required payments. Management evaluates its historical loss experience and applies this historical loss ratio to financial assets with similar characteristics. The Company's historical loss ratio or its determination of risk pools may be adjusted for changes in customer, economic, market or other circumstances. Significant past due balances over 90 days and other higher risk amounts are reviewed individually for collectability based on the following customer specific factors: customer credit-worthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. If the financial condition of the Company's customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management's assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance. Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. Accounts receivable, net of allowance for credit losses was $21,383,043 and

$16,925,825 as of January 1, 2024 and 2023, respectively.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
June 30, 2024 and 2023

(2)	Summary of Significant Accounting Policies, Continued

Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of risk consist primarily of cash and accounts receivable. The Company maintains its cash with national financial institutions, and, at times, such balances may exceed the FDIC insurance limit. At June 30, 2024, the Company had $3,264,118 of cash in excess of FDIC insured limits.

One customer accounts for approximately 47% of the Company's accounts receivable at June 30, 2024 and one customer accounted for approximately 35% of sales for the six months ended June 30, 2024.

Inventories

Inventories are valued at the lower of cost (first in, first out basis) or net realizable value.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is calculated based on estimated useful lives of the assets using the straight line method. Maintenance, repairs and betterments are charged to operations as incurred. Renewals and betterments that extend the estimated useful lives of the assets are capitalized.

Revenue Recognition

Revenue is measured based on consideration specified in a contract with a customer. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product or service to a customer. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer, are excluded from revenue. Shipping and handling costs associated with outbound freight after control over a product has transferred to a customer are accounted for as fulfillment costs and are included in cost of goods sold. Revenue from performance obligations satisfied at a point in time consists of sales of power supplies, transformers, and capacitors. These goods and services are sold primarily to governmental entities and manufacturers. Deferred revenue includes amounts that customers pay prior to the shipment of products. Deferred revenue was $4,212,662 and $5,587,693 as of January 1, 2024 and 2023, respectively.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
June 30, 2024 and 2023

(2)	Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued

The Company's principal terms of sale are FOB shipping point and FOB destination and the Company transfers control and records revenue for product sales either upon shipment or delivery to the customer, respectively. The payment terms and conditions in customer contracts vary from 30-90 days from transfer of control. The Company does not have any significant financing components as payment is received at or shortly after the point of sale. Variable consideration, including return and warranty activity, is immaterial to revenue and results of operations.

Investment in Joint Venture

The Company accounts for its investment in joint venture using the equity method (see Note 7).

Goodwill

Goodwill represents the excess of costs over fair value of net assets of businesses acquired. The Company applies the guidance in Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2014-18, Accounting for Identifiable Intangible Assets in a Business Combination, which allows entities who meet the definition of a private company to subsume many of the types of customer-related intangible assets that they would otherwise recognize separately into goodwill. This accounting alternative will be applied to any future business combination transactions. As a result of the application of ASU 2014-18, the Company is also required to apply the guidance in FASB ASU 2014-02, Intangibles - Goodwill and Other, which allows the amortization of all existing and new goodwill. Under ASU 2014-02, goodwill is amortized on a straight-line basis over ten years, or less than ten years, if the entity demonstrates that a shorter useful life is more appropriate. In addition, entities are required to test goodwill for impairment only upon the occurrence of a triggering event and, upon adoption of the accounting alternative, an entity must make an accounting policy election to test goodwill for impairment at either the entity level or the reporting unit level. Management has elected to amortize goodwill over ten years and test for impairment at the reporting unit level, should triggering events occur. No triggering events were identified during the six months ended June 30, 2024 and 2023.

Investment in Insurance Captive

The Company participates in a group captive insurance program (Captive) for workers' compensation and general liability insurance. Members pay annual premiums, of which an amount may be refunded to a member depending on the member's individual claims, as well as the Captive's overall claims.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
June 30, 2024 and 2023

(2)	Summary of Significant Accounting Policies, Continued

Warranty Reserve

The Company offers warranties on its products ranging from twelve to forty months depending on the product line. Warranty reserves are determined based on management's past experience for returns and warranty claims and are included in accrued expenses.

Research and Development

Research and development costs are expensed as incurred. Research and development expense from continuing operations was approximately $150,000 and $176,000 for the six months ended June 30, 2024 and 2023, respectively.

Variable Interest Entities

FASB Accounting Standards Codification (ASC) 810, Consolidation, provides guidance in determining when variable interest entities (VIE) should be consolidated in the financial statements of the primary beneficiary. If the Company is deemed to have a controlling financial interest as a result of having the power to direct the activities that most significantly impact the entity's economic performance, and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, the VIE is to be consolidated within the financial statements of the Company. NWLIS has been determined to be a VIE of the Company as NWLIS is dependent on the commission revenue from NWL. Since all rights, obligations and the power to direct the activities of a VIE that most significantly impact the VIE's economic performance are held by the owners of NWLIS and not by the Company, the Company has determined that it is not the primary beneficiary of NWLIS and therefore, NWLIS will be combined and not consolidated into the financial statements. The Company does not believe there is any exposure to loss as a result of transactions with NWLIS.

Income Taxes

Effective January 1, 2015, Megatran, NWL and Hunter elected to be taxed as S corporations under the provisions of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes because the Company's taxable income is passed through to the tax returns of the stockholders. Accordingly, no provision is made for federal or state income taxes. However, it is common for the Company to make distributions to the stockholders to pay the income taxes relating to the Company's income that is passed through to the stockholders' tax returns. Effective January 1, 2023, Megatran Industries, Inc. & Subsidiaries elected into the New Jersey Pass-Through Business Alternative Income Tax which will subject the Company to New Jersey state tax on New Jersey allocated income. The tax provision for New Jersey income tax for the six months ended June 30, 2024 and 2023 were deemed insignificant to the consolidated financial statements. Accordingly, no provision is made for federal or state income taxes.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
June 30, 2024 and 2023

(2)	Summary of Significant Accounting Policies, Continued

Income Taxes, Continued

The stockholders of NWLIS have elected to treat NWLIS as an IC-DISC for federal income tax purposes. NWLIS does not pay federal or state corporate income taxes because NWLIS' taxable income is passed through to the tax returns of the stockholders. Accordingly, no provision is made for federal or state income taxes.

FASB ASC 740, Income Taxes, clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken. In addition, FASB ASC 740 provides guidance on derecognition, classification and disclosure. In addition to its federal returns, the Company files income tax returns in New Jersey and North Carolina. The Company is no longer subject to federal, state, or local tax examinations by tax authorities for years before 2020. It is difficult to predict the timing and resolution of any particular uncertain tax position. Based on the Company's assessment of many factors, including past experience and complex judgments about future events, the Company does not currently anticipate significant changes in its tax positions over the next twelve months.

Foreign Currency Translation

Foreign currency translation adjustments are included in other comprehensive income and are reflected in accumulated other comprehensive loss in the accompanying combined balance sheets.

Use of Estimates

The preparation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Subsequent Events

Management has evaluated subsequent events through July 30, 2024, the date on which the combined financial statements were available to be issued.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
June 30, 2024 and 2023

(3)	Inventories, net

Inventories, net comprise the following at June 30:

	2024	2023
Raw material	$15,870,464	$13,167,500
Work-in-process	4,408,826	4,929,349
Finished goods	2,250,662	2,359,958
	22,529,952	20,456,807
Reserve for obsolescence	(1,323,152)	(850,965)
	$21,206,800	$19,605,842

(4)	Advances to Stockholders

Advances to stockholders are unsecured, noninterest bearing advances. These advances do not have set repayment dates.

(5)	Property, Plant and Equipment, net

Property, plant and equipment, net comprise the following at June 30:

	2024	2023	Estimated Useful Lives Years
Land	$303,348	$303,348
Buildings and building improvements	6,379,579	6,192,207	7	-	39
Machinery and equipment	8,562,164	7,793,479	7	-	10
Solar equipment	5,667,333	5,667,333	7	-	15
Automobiles and trucks	299,842	306,332		5
Office equipment	551,554	551,554	5	-	7
Computer hardware and software	585,606	573,811	3	-	5
Construction-in-progress	330,625	-
	22,680,051	21,388,064
Accumulated depreciation	(17,994,528)	(17,593,120)
	$4,685,523	$3,794,944

Depreciation expense for the six months ended June 30, 2024 and 2023 was $223,290 and $209,277, respectively.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
June 30, 2024 and 2023

(6)	Goodwill, net

Goodwill, net comprises the following at June 30:

	2024	2023
CE Power Solutions	$1,109,989	$1,109,989
BUED	213,305	213,305
	1,323,294	1,323,294
Accumulated amortization	(1,163,899)	(1,142,569)
	$159,395	$180,725

Amortization expense was $10,665 for the six months ended June 30, 2024 and 2023.

(7)	Investment in Joint Venture

NWL owns 50% of NWL Pacific Inc. Co., LTD. (NWL Pacific) which is a joint venture in South Korea. The joint venture was established on May 12, 1998. The Company's reporting currency is the US dollar while the functional currency of the joint venture is the South Korean Won. The assets, liabilities and equity of the joint venture have been measured at the respective exchange rate as of December 31, 2023 and 2022. The income and expense accounts were remeasured at the average rates in effect during the six months ended June 30, 2024 and 2023 and were determined to be insignificant to the combined financial statements. Remeasurement adjustments are recognized in the year of occurrence and are included as a component of stockholder's equity. In addition, the Company's share of the joint venture's net income or loss is recognized in the year of occurrence.

The Company's investment in the foreign operation is summarized as follows:

	2024	2023
Investment, January 1	$2,118,612	$2,059,581
Company's share of dividends	(139,191)	(138,263)
Investment, June 30	$1,979,421	$1,921,318

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
June 30, 2024 and 2023

(7)	Investment in Joint Venture, Continued

Presented below are the summary balance sheets and summary of operations of the foreign operation based on the annual audited financial statements of NWL Pacific:

	12/31/2023	12/31/2022
Assets:
Current assets	$5,255,791	$6,668,330
Noncurrent assets	493,865	540,698
Total assets	$5,749,656	$7,209,028

Liabilities and stockholders' equity:
Current liabilities	$1,512,433	$3,089,865
Equity	4,237,223	4,119,163
Total liabilities and equity	$5,749,656	$7,209,028

Operations:
Sales	$8,299,324	$9,195,244
Cost of sales	(5,540,671)	(6,201,536)
Selling, general and administrative expenses	(1,813,830)	(1,853,003)
Other expense	(83,609)	(181,825)
Net income	$861,214	$958,880

(8)	Related Party Transactions

During the six months ended June 30, 2024 and 2023, the Company sold $596,791 and $709,992, respectively, of product to NWL Pacific. The Company has $488,346 and $860,690, respectively, included in accounts receivable from NWL Pacific at June 30, 2024 and 2023.

(9)	Line of Credit

The Company has a $5,000,000 working line of credit with a commercial bank that expires in August 2024. The balance on the line of credit was $3,000,000 and $2,000,000 as of June 30, 2024 and 2023, respectively. Borrowings on the line of credit bear interest at the daily LIBOR rate plus 1.80% (7.11% at June 30, 2024). Up to $5,000,000 of the working line of credit may be used towards letters of credit. There are no outstanding letters of credit at June 30, 2024 and 2023. The line is collateralized by the assets of the Company.

Continued…

Megatran Industries, Subsidiaries and Affiliate

Notes to Combined Financial Statements
June 30, 2024 and 2023

(10)	Long-Term Debt

Long-term debt comprises the following at June 30, 2023:

Equipment loan, payable in monthly installments of$5,868 including interest at 5.63%. The loan is collateralized by the equipment and matures in November 2023.	$34,425
Current portion	(34,425)
$-

(11)	Retirement Plan

NWL maintains a 401(k) plan to provide retirement benefits to its employees. Employee contributions are limited by Internal Revenue Service regulations. Total Company matching contributions and profit sharing contributions were $371,667 and $247,356 for the six months ended June 30, 2024 and 2023, respectively.

(12)	Self-Insurance

The Company maintains a self-insured program for all of its employees' health care costs. The Company is liable for paid claims up to $175,000 per participant, annually, unlimited for a covered person's lifetime, and aggregate claims up to $3,501,236 annually. The program has an insurance stop loss policy for claims in excess of $175,000 per participant and aggregate claims in excess of $3,501,236. The maximum reimbursement under the insurance stop loss policy is $1,000,000. Self- insurance costs are accrued based on the aggregate liability for reported claims and an estimated liability for claims incurred but not reported. The accrued liability under the self-insurance program as of June 30, 2024 and 2023 was approximately $177,000 and $719,000, respectively, and is included in accrued expenses on the accompanying combined balance sheets.

SUPPLEMENTARY INFORMATION

Schedule I

Megatran Industries, Subsidiaries and Affiliate

Supplementary Information

Combined Schedules of Cost of Goods Sold

For the Six Months Ended June 30, 2024 and 2023

		% of Net		% of Net
	2024	Sales	2023	Sales
Direct costs:
Direct materials	$17,026,853	44.5%	$17,791,796	49.7%
Direct labor	4,105,750	10.7	4,318,959	12.1
	21,132,603	55.2	22,110,755	61.8
Indirect costs:
Personnel:
Wages	1,892,168	4.9	1,738,473	4.9
Employee benefits	1,053,333	2.7	1,053,383	2.9
Payroll taxes	866,587	2.3	790,405	2.2
Recruitment	70,505	0.2	75,934	0.2
	3,882,593	10.1	3,658,195	10.2
Manufacturing:
Production supplies	249,419	0.7	270,499	0.8
Sub-contract services	107,812	0.3	219,400	0.6
Manufacturing - development	78,426	0.2	81,850	0.2
Manufacturing - miscellaneous	340,059	0.9	349,124	1.0
Small tools	33,928	0.1	94,105	0.3
Quality control	12,591	-	13,248	-
Overhead allocation, net	29,299	0.1	18,150	0.1
	851,534	2.3	1,046,376	3.0
Facilities:
Repairs and maintenance	318,800	0.8	297,597	0.8
Depreciation	189,192	0.5	175,020	0.5
Utilities	154,695	0.4	133,340	0.4
Insurance	329,183	0.9	269,193	0.8
Property and sales taxes	139,994	0.4	135,317	0.4
	1,131,864	3.0	1,010,467	2.9

Total indirect costs	5,865,991	15.4	5,715,038	16.1

Cost of goods sold	$26,998,594	70.5%	$27,825,793	77.7%

See accompanying notes to combined financial statements.

Schedule II

Megatran Industries, Subsidiaries and Affiliate

Supplementary Information

Combined Schedules of Selling, General and Administrative Expenses

For the Six Months Ended June 30, 2024 and 2023

		% of Net		% of Net
	2024	Sales	2023	Sales

Selling	$75,824	0.2%	$34,622	0.1%
Service calls	197,975	0.5	170,077	0.5
Travel	16,365	-	46,379	0.1
Commissions	77,139	0.2	56,792	0.2
Advertising and marketing	4,681	-	10,469	-
Automobile	1,549	-	489	-
Wages	3,843,904	10.0	2,902,706	8.1
Employee benefits	695,798	1.8	613,729	1.7
Employee welfare	49,951	0.1	27,738	0.1
Employee education	33,229	0.1	30,387	0.1
Retirement plan	247,276	0.6	240,000	0.7
Depreciation	34,098	0.1	34,257	0.1
Amortization	10,665	-	10,665	-
Professional fees	303,926	0.8	211,156	0.6
Engineering	106,023	0.3	190,310	0.5
Lease expense	10,850	-	10,342	-
Bad debt expense	42,221	0.1	-	-
Miscellaneous	195,635	0.5	107,457	0.3
Computer expenses	196,045	0.5	122,985	0.3
Telephone	30,823	0.1	26,840	0.1
Office expense	15,987	-	30,962	0.1
Payroll service	98,368	0.3	87,306	0.2
Taxes	25,489	0.1	744	-
Bank charges	27,552	0.1	18,351	0.1
	$6,341,373	16.6%	$4,984,763	13.9%

See accompanying notes to combined financial statements.

Schedule III

Megatran Industries, Subsidiaries and Affiliate

Supplementary Information

Combined Schedules of Other, Net

For the Six Months Ended June 30, 2024 and 2023

	2024	% of Net Sales	2023	% of Net Sales

State income taxes	$(58,055)	(0.1)	$(3,086)	-
Interest income (expense), net	269	-	(16,310)	-
License fee income	9,540	-	48,931	-
Miscellaneous income (loss)	(184)	-	57,008	0.2
	$(48,430)	(0.1)%	$86,543	0.2%

See accompanying notes to combined financial statements.